Form C

Cover Page

Name of issuer:

iPianoLab LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NV

Date of organization: 10/1/2014

Physical address of issuer:

1180 North Town Center Drive, Suite 100
Las Vegas NV 89144

Website of issuer:

https://ipianolab.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

8/24/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$25,122.00	$35,198.00
Cash & Cash Equivalents:	$12,327.00	$25,848.00
Accounts Receivable:	$2,810.00	$2,515.00
Short-term Debt:	$17,578.00	$30,000.00
Long-term Debt:	$2,085.00	$0.00
Revenues/Sales:	$274,549.00	$156,109.00
Cost of Goods Sold:	$22,880.00	$12,910.00
Taxes Paid:	$0.00	$0.00
Net Income:	$261.00	($6,910.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

iPianoLab LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steve Catanzaro	CEO	2014
David Negron	CFO	2014
David Negron	CTO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Steve Catanzaro	0.0 n/a	60.0
David Negron	0.0 n/a	40.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

As with any business that provides services for children, one of iPianoLab's primary risks is the potential for lawsuits around child-endangerment, neglect, and improper care.

Unpredictable after-school programming and policy changes at both the school and community education levels could have unexpected adverse effects on iPianoLab's business. Possible policy changes that could negatively impact iPianoLab's ability to do business in schools include prohibiting outside vendors, development of in-house programs, limiting ability to market programming directly to students, and increasing facilities fees and revenue-sharing arrangements to a prohibitive level.

Risks to cash-flow efficiency can appear when management allows for too many programs offered on 60-day invoicing, which cause iPianoLab to float payroll expenses before realizing revenue from some school districts and community ed departments. Risks can also arise from delays in payment from these departments.

Finding qualified and able part-time educators and staff to meet demand can limit iPianoLab's ability to grow quickly, especially in new markets.

Because iPianoLab's keyboard labs are portable, and because our primary end-users are young children, equipment theft, damage, and depreciation through normal wear and tear are a source of potential unexpected expense.

With a large portion of iPianoLab's revenue coming from online activities, the stability and reliability of our technology infrastructure is of vast importance. Risks include network outages, programming errors that cause unexpected downtime, and security breaches of the online system.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	At the minimum fundraise level, iPianoLab plans to utilize funds for one-time expansion costs into the Dallas / Fort Worth metro area, as well as invest in our current offerings in Las Vegas, Austin, and San Antonio through the addition of new schools and summer programming. 5% of funds will be used to pay Wefunder intermediary fee.

If we raise: **$75,000**

Use of Proceeds: With $75,000, the Company plans to use the funds for one-time expansion costs into both Houston and Dallas / Fort Worth markets, while investing in growth for our offerings in Las Vegas, Austin, and San Antonio through the addition of new schools and summer programming. 5% of funds will be used to pay Wefunder intermediary fee.

If we raise: **$100,000**

Use of Proceeds: In addition to expansion into Dallas and Houston markets, and growing our class offerings in Las Vegas, Austin, and San Antonio, we'll utilize the funds at this tier to expand to a third market (Nashville, TN), while establishing a centralized office in Austin, TX with the aim of growing our administrative support, and technology team as revenues are realized in each market. 5% of funds will be used to pay Wefunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the

Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The Intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount), provided however that at any time the company may defer up to 2 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

iPiano Lab is an LLC and has not authorized any Units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	One Light Music Productions, Inc
Issue date	08/05/16
Amount	$2,085.00
Outstanding principal plus interest	$2,085.00 as of 02/19/18
Interest rate	0.0% per annum
Maturity date	08/05/20
Current with payments	Yes

Loan

Lender	Kabbage, Inc.
Issue date	07/10/17
Amount	$17,500.00
Outstanding principal plus interest	$9,099.96 as of 02/16/18
Interest rate	30.0% per annum
Maturity date	08/10/18
Current with payments	Yes

Line of credit.

Loan

Lender	Kabbage, Inc.
Issue date	08/10/17
Amount	$12,500.00
Outstanding principal plus interest	$7,916.65 as of 02/16/18
Interest rate	30.0% per annum
Maturity date	08/10/18
Current with payments	Yes

Line of credit.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

iPianoLab is the fresh, fun way to learn piano or keyboard. Our program teaches basics like note reading and chords, but the material is presented in a fun, logical way. The emphasis is not on theory, but for our students to first learn the songs they love. The benefits of studying a musical instrument to an elementary student's overall mental development are well-known, and whether it's online, 1 on 1, or in one of our after-school keyboard clubs, we make learning piano fun and easy.

Our popular after-school Keyboard Clubs are now active in over 75 schools in 3 cities, and in 2018, we plan to add clubs in an additional 40 schools in Dallas/Ft Worth and Houston. Our ambition is to provide music enrichment programs to elementary students in more than 30 cities nationwide, with over 10,000 students enrolling per semester, plus thousands more via our online teaching lab.

Milestones

iPianoLab LLC was incorporated in the State of Nevada in October 2014.

Since then, we have:

- Recorded $148k in revenue in our first year (2015-16) and $260k in our second (2016-17).
- iPianoLab is currently offered in 75+ schools in 3 major markets, including Las Vegas (21 schools), Austin (29), and San Antonio (26).
- Over 3,300 children have learned keyboard with iPianoLab to date.
- Our classes draw around 5% of student enrollment at each school, and there are 18 million students enrolled in grades K-5 for the 2017-18 school year, so our potential market is more than 1 million students.
- Sales have increased by 76% each year, impeded only by our lack of capital for new equipment and other expansion costs.

Historical Results of Operations

Our company was organized in October 2014 and has limited operations upon which prospective investors may base an evaluation of its performance

- *Revenues & Gross Margin.* For the period ended July 31, 2017, the Company had revenues of $274,549 compared to the year ended July 31, 2016, when the Company had revenues of $156,109. Our gross margin was 91.67% in fiscal year 2017, compared to 91.73% in 2016.
- *Assets.* As of July 31, 2017, the Company had total assets of $25,122, including $12,327 in cash. As of July 31, 2016, the Company had $35,198 in total assets, including $25,848 in cash.

- *Net Income.* The Company has had net income of $261 and net losses of $6,910 for the fiscal years ended July 31, 2017 and July 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $19,663 for the fiscal year ended July 31, 2017 and $30,000 for the fiscal year ended July 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $32,085 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

iPianoLab LLC cash in hand is $36,874, as of December 2017. Over the last three months, revenues have averaged $34,178/month, cost of goods sold has averaged $2,485/month, and operational expenses have averaged $27,284/month, for an average net margin of $4,409 per month.

There have been no material changes or trends in the finances or operations of iPianoLab since the date covered by the financial statements. Attached statements cover periods ending July 31, 2016, 2017, and current through Dec 23, 2017.

We cannot predict With an additional inflow of capital, we expect revenues to scale accordingly as we complete expansion into new markets, and net margins to increase as the costs of doing business begin to achieve economies of scale. The Company should reach 12.5% net profit margin on $500k in revenues, and 15% on $1M in sales, as corporate salaries and fixed expenses (office rent and storage, etc) become a smaller percentage of revenue and the Company's ability to make volume purchases of equipment, supplies, and printing also allows variable costs as a percentage of sales to decrease.

Additionally, as a result of expansion, and as revenues are realized in the 2018-2019 fiscal year and beyond, the Company will be able to achieve a significant reduction in its debt-to-income levels, enabling future growth from profits, rather than debt issuances.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, David Negron, certify that:

(1) the financial statements of iPianoLab LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of iPianoLab LLC included in this Form reflects accurately the information reported on the tax return for iPianoLab LLC filed for the fiscal year ended 2017.

David Negron

CFO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://ipianolab.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

iPianoLab Revenue Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David Negron
Steve Catanzaro

Appendix E: Supporting Documents

iPianoLab_LLC_Operating_Agreement-signed.pdf

INVEST IN IPIANOLAB

The fresh, fun way to learn piano or keyboard

> *"Our program teaches basics like note reading and chords, but the material is presented in a fun, logical way. The emphasis is not on theory, but for our students to first learn the songs they love. The benefits of studying a musical instrument to an elementary student's overall mental development are well-known, and whether it's online, 1 on 1, or in one of our after-school keyboard clubs, we make learning piano fun and easy.*



Steve Catanzaro
DIRECTOR OF CURRICULUM, IPIANOLAB

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$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Revenue Share

5% of revenues | **2.0X** investment amount

iPianoLab will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 100% on top.

INVESTOR PERKS

$500+ Get the whole first year of the iPianoLab system, including 5 method books, all materials, and access to our 150-song online library of video lessons and tutorials.

$5,000+ Get 1 year of 1-on-1 private video piano lessons with the founder of the company.

OUR AMBITION

Our popular after-school Keyboard Clubs are now active in over 75 schools in 3 cities, and in 2018, we plan to add clubs in an additional 40 schools in Dallas/Ft Worth and Houston. Our ambition is to provide music enrichment programs to elementary students in more than 30 cities nationwide, with over 10,000 students enrolling per semester, plus thousands more via our online teaching lab.

KEY FACTS

- Recorded $148k in revenue in our first year (2015-16) and $260k in our second (2016-17).
- iPianoLab is currently offered in 75+ schools in 3 major markets, including Las Vegas (21 schools), Austin (29), and San Antonio (26).
- Over 3,300 children have learned keyboard with iPianoLab to date.
- Our classes draw around 5% of student enrollment at each school, and there are 18 million students enrolled in grades K-5 for the 2017-18 school year, so our potential market is more than 1 million students.
- Sales have increased by 76% each year, impeded only by our lack of capital for new equipment and other expansion costs.

https://ipianolab.com

TECH SOFTWARE ENTERTAINMENT EDUCATION B2C MUSIC

Why I Like iPianoLab

iPianoLab is a unique concept that I implemented in the Paradise Valley Unified School District. The classes were a great success, measured by registration numbers, student achievement, and financial profits. iPianoLab's program is easy for students to comprehend, but quickly builds on the fundamentals so the student's interest is high while they learn the skills necessary to play. I highly recommend iPianoLab.

Jane Tate, M.Ed

DIRECTOR OF COMMUNITY EDUCATION, PARADISE VALLEY UNIFIED SCHOOL DISTRICT

THE BUZZ ABOUT IPIANOLAB

I credit the iPianolab after-school outreach program with getting my boys interested in the piano. As a former piano student myself, I doubt that traditional private piano lessons would have worked with my boys, but iPianolab's unique approach, coupled with the fun environment and peer interaction created in the after-school class, were the perfect way to get my boys interested.

Lisa Campo

Parent

"I love iPanoLab! What a fantastic teaching method. To anyone out there thinking of taking the plunge, you couldn't go to a better program.

Jimarillo Miller

Editor, Audio Producer News

My daughter has picked up so much in just 2 lessons! She loves playing the piano and I love watching and hearing her :)

Jennifer Miller

Parent

To those lucky enough to take an iPianolab course, I assure you that you can look forward to a fun, successful musical experience!

Marcia Stanton

Parent

We Take Traditional Piano Lessons Into The 21st Century

iPianoLab is the easiest, fastest, and most fun way to learn how to play the piano or keyboard. Using our award-winning method, our students can learn to play their favorite songs in their homes at their own pace, at their school, or in one of our after-school classes with an iPianoLab Certified teacher.



Our Students Learn the Songs They Love

iPianoLab is a 2-year program that teaches all keyboard basics, from note reading to chords to key signatures, but the material is presented in a fun, logical way. We put the emphasis on learning songs first and theory later. Our delivery system is unique, as we don't wait for students to come to us -- we go to them. Our popular after-school Keyboard Clubs are now active in over 60 schools in 3 cities (Austin, TX, San Antonio, TX, and Las Vegas, NV), and we plan to add clubs in an additional 40 schools in Dallas/Ft Worth and Houston in 2018.



A 2nd grader plays The Black Eyed Peas.



A 5th grader plays "Stand by Me."



A 4th grader plays Muse.

Meet Our Fabulous Teachers

We believe that every student should have access to a great music education. That means employing great teachers.



Ely Creylo
San Antonio, TX



Dr. Bethany Campbell
Las Vegas, NV



Chris Villanueva
San Antonio, TX



Karl "KC" Cousin
Las Vegas, NV



Jane Haas
San Antonio, TX



Josh Rodriguez
San Antonio, TX



Bryce Powell
Austin, TX



Jamie Welch
Las Vegas, NV

Our Revenue is Consistently Growing

iPianoLab saw revenues of $148k in our first year and $260k in our second year of operation. Based on a growing number of students and keyboard clubs, we project our 2017-18 revenue to be $380k, setting us up for consistent growth down the line.


$450,000.00
$400,000.00
$350,000.00
$300,000.00
$250,000.00
$200,000.00
$150,000.00
$100,000.00
$50,000.00
$0.00
2015-2016
2016-2017
2017-2018

1,144
Registered Students in 2015-16

2,234
Registered Students in 2016-17

Meet the Founders



Steve Catanzaro

Director of Curriculum

Former teacher and co-founder of Elements Music LLC.



David Negron

Director of Operations

Self-taught coder and entrepreneur, starting online businesses 14 years ago that are still active and profitable today.

Interview

WF: What's new about what your method? How is it different?

– COLLAPSE ALL

i: The benefits of studying a musical instrument to an elementary student's overall mental development are well known. Studies show that piano/keyboard is, by far, the most popular instrument picked by young students and their parents.

The problem is that students drop out of piano study at an alarming rate. Why? Because all of the major methods used by piano teachers are steeped in 19th-century techniques that do not address the needs of 21st-century students.

iPianoLab puts the focus on instant musical reward not by giving students shiny stick-on stars, cheesy toys, or super sweet candy, but by empowering the student to play real music -- the music they like -- right from the first lesson.

iPianoLab is a 2-year program that teaches all the keyboard basics, including note reading, rhythm and counting, chords, scales, key signatures, and more, but the material is presented in a fun, logical way that puts the emphasis on learning songs first and learning the theory later.

Further, iPianoLab has a unique delivery system. We don't wait for students to come to us, we go to them. Our incredibly popular after-school Keyboard Clubs are now active in over 60 schools in 3 cities (Austin, TX, San Antonio, TX, Las Vegas, NV) and we plan to add clubs in an additional 40 schools in Dallas/Ft Worth and Houston in 2018.

WF: How big is the market?

i: iPianoLab classes attract, on average, 5% of student enrollment at each school we offer our keyboard clubs. According to the National Center for Education Statistics, there are over 18 million students enrolled in grades K-5 for the 2017-18 school year. This means the potential market for students who would be interested in joining an iPianoLab Keyboard Club at their school would approach 1 million students.

In addition, iPianoLab can service home-schools, day care centers, or rec-centers via our group keyboard clubs. And while there is no substitute for a real music teacher, iPianoLab's online program is the closest a student can get to having a real music lesson experience online.

WF: Who are your competitors? How are you different?

i: As a provider of after-school programs, iPianoLab competes with other national providers such as Mad Science, Bricks 4 Kidz, Drama Kidz, as well as local providers who teach specialized classes such as cooking, yoga, dance, etc. iPianoLab routinely attracts more students than national franchises and local providers, and at a higher price point. This is because while all parents want music, the keyboard is not taught in the overwhelming majority of elementary schools, whether public or private. Schools simply do not have the space or budget, despite the fact parents strongly want their children to be involved in music in elementary school and piano is the instrument they want most.

Further, before iPianoLab came on the scene, it was thought the only way to teach an elementary child piano was through private, one on one lessons, using one of the traditional method books from Alfred, Bastien, Faber and Faber, Schaum, Michael Aaron, etc. These methods reflect the relatively antiquated times in which they were developed. As examples, John W Schaum, of the Schaum method, started teaching in the early 1920's. Willard Palmer began working on what would become Alfred's Method in the 1930's. James Bastien's method is one of the more "modern" ones, debuting in 1963.

Yet in 1963, the synthesizer had not been invented, rock and roll was in its infancy, and MIDI was more than 2 decades in the offing! Despite the many musical developments of the last 50 years, these publishing houses still sell the methods, by the millions, in basically the same form their original authors produced them many years ago.

Because the rate of progress with these methods is so slow, even in private lessons, there is little to no hope these curricula would ever work in a successful group class made up of elementary students.

iPianoLab started its development in the late 90's, primarily as a group method, and reached its present form in 2014. Further, iPianoLab's Keyboard Clubs allowed the company to get direct feedback from students and teachers as to the method's effectiveness. With over 3,300 children students taking part in an iPianoLab course since 2015, the iPianoLab Method has evolved into a simple, fun, elegant, and highly-effective method that introduces the keyboard basics in a new, vital way. Our approach has been lauded by teachers from Julliard, The Peabody Conservatory, Oberlin, North Texas State, The University of Southern California, The Catholic University of Washington DC, Arizona State, and many more.

WF: What do you understand about your business that others don't get?

i: We understand that traditional piano methods, which front load months and months of arcane music theory, do not appeal to contemporary elementary age piano students. The only reason they are still in use is because teachers have not been exposed to a new method, so they use what they know.

We understand that you can't wait for students to come to you, you need to go to them. We are creating a groundswell of piano students via our after-school keyboard programs.

And, we understand that parents want music education for their children. Athletics are great, STEM is great, but music is under-funded and under-represented in American Elementary Curriculum! This is where iPianoLab comes in.

WF: What's your biggest risk? What keeps you up at night?

i: The biggest risk is managing expansion so that we can meet the demand with a comfortable cash flow. Moving into each new territory requires an investment in new equipment and recruiting employees (teachers).

WF: How will you make money?

i: We make money from student tuition and on the sale of books, learning aids, and online subscriptions.

WF: How do you acquire customers?

i: The demand for our service is tremendous. We partner with school districts, schools, and daycare facilities to provide after-school group keyboard clubs to their students. Sales are increasing by 76% each year, impeded only by our lack of capital for new equipment and other expansion costs.

WF: Where do you see yourself in 5 years?

i: In 5 years, iPianoLab will be the nation's largest provider of piano/keyboard lessons via our Keyboard Clubs, our outreach to private teachers, and our online lesson program. We will be operating keyboard clubs in 30 cities with over 10,000 students enrolling per semester.

RISKS

1. As with any business that provides services for children, one of iPianoLab's primary risks is the potential for lawsuits around child-endangerment, neglect, and improper care.

2. Unpredictable after-school programming and policy changes at both the school and community education levels could have unexpected adverse effects on iPianoLab's business. Possible policy changes that could negatively impact iPianoLab's ability to do business in schools include prohibiting outside vendors, development of in-house programs, limiting ability to market programming directly to students, and increasing facilities fees and revenue-sharing arrangements to a prohibitive level.

3. Risks to cash-flow efficiency can appear when management allows for too many programs offered on 60-day invoicing, which cause iPianoLab to float payroll expenses before realizing revenue from some school districts and community ed departments. Risks can also arise from delays in payment from these departments.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

iPianoLab is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



David Negron

Entrepreneur, musician, coder. Founder of Productiontrax.com, co-founder of iPianoLab.

Quicken Loans • University of Southern California

Ann Arbor, Michigan • 221

InMail ···

Experience

Release Manager
Quicken Loans
Aug 2016 – Present • 1 yr 7 mos
Detroit, Michigan

Identifying, planning and coordinating short-term product priorities for client-facing Marketing Web technology teams, and aligning them with business owners and stakeholders.

Co-founder, CTO/CFO
iPianoLab LLC
Jan 2013 – Present • 5 yrs 2 mos
Las Vegas, NV - Austin, TX - San Antonio, TX

President/CEO
One Light Music Productions, Inc.
Jun 2003 – Present • 14 yrs 9 mos

President/CEO
Productiontrax.com
Feb 2003 – Present • 15 yrs 1 mo

Software Engineer
Quicken Loans
Apr 2015 – Aug 2016 • 1 yr 5 mos
Detroit, MI

Back-end PHP engineering for Quickenloans.com.

Founder
Cause.fm
Dec 2011 – Jan 2015 • 3 yrs 2 mos

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Education

University of Southern California
B.M., Jazz Studies - Instrumental Performance
1999 – 2003

Featured Skills & Endorsements

Music · 17 — Endorsed by **Marina Dubovskova and 1 other who is highly skilled at this**

Music Industry · 13 — Endorsed by **2 of David's colleagues at Quicken Loans**

Music Production · 10 — Endorsed by **Marina Dubovskova, who is highly skilled at this**

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Accomplishments

1 Certification
FINANCE: TIME VALUE OF MONEY

Interests

Advertising Music
26,927 members

University of Southern California
380,357 followers

One Light Music Productions, Inc.
20 followers

Productiontrax.com
16 followers

USC Thornton School of Music Al...
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MusicBiz
130,864 members

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Steve Catanzaro

Curriculum Director at iPianoLab

iPianoLab • Arizona State University

New York, New York • 60

Connect ···

Director of Curriculum at iPianoLab LLC;

iPianoLab is the nation's fastest growing Elementary Music Enrichment Program. We are located in New York City, Detroit, MI, Austin TX, San Antonio, TX, Las Vegas, NV, and worldwide via our online piano lesson library.

Our method is innovative and interactive. Students learn all the keyboard basics via a visual approach to the keyboard and note reading.

Students enrolled in iPianoLab also interact with other students from around the country via our active online community of young keyboard players.

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Experience

Curriculum Director
iPianoLab
2012 – Present • 6 yrs
Austin, Texas Area

iPianoLab is the fastest growing elementary music enrichment program in the USA!

Founder and Director
Elements Music
1997 – 2009 • 12 yrs
Phoenix, Arizona Area

Co-founder of Elements Music LLC, 1997, with partner and father Sam Catanzaro. Upon death of Sam, at age 84, the company ceased operations.

Vice President
Rhodes Music Corp.
1994 – 1996 • 2 yrs
Greater Los Angeles Area

Adjust Faculty
Maricopa Community Colleges
1991 – 1994 • 3 yrs
Phoenix, Arizona Area

Taught courses in class piano, private piano, jazz studies, music theory, electronic music, music business, pop music history, and more at Glendale Community College and Estrella Mountain Community College.

Education

Arizona State University
DMA, Music Performance, Piano

Cal State Fullerton
Master of Music, Piano Performance

Vanguard University of Southern California
Bachelor of Arts (B.A.), Music Education

Interests

Vanguard University of Southern ...
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Vanguard University of Southern ...
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Austin Independent School District
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Arizona State University
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Arizona State University
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California State University, Fullert...
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